Deed of Addendum – ASA 1 Deed of Addendum - ‘Asset Sale Agreement - Beetaloo Acreage Acquisition’ Tamboran (West) Pty Limited (ACN 661 967 077) and Tamboran Resources Corporation (ARBN 672 879 024) and Daly Waters Energy, LP and Elliott Energy I Pty Ltd (ACN 687 090 571) Execution Version

Parties

Seller	Name	**Tamboran (West) Pty Limited**
	ACN	661 967 077
	Address	Tower One, International Towers Sydney Suite 1, Level 39 100 Barangaroo Avenue BARANGAROO NSW 2000
Seller Guarantor	Name	**Tamboran Resources Corporation**
	ARBN	672 879 024
	Address	Tower One, International Towers Sydney Suite 1, Level 39 100 Barangaroo Avenue BARANGAROO NSW 2000
DWE	Name	**Daly Waters Energy, LP**
	Address	300 Colorado Street Suite 1900 Austin, TX 78701 USA
Buyer	Name	**Elliott Energy I Pty Ltd**
	ACN	687 090 571
	Address	200 Adelaide Street BRISBANE QLD 4000

Background

A. The parties entered into the Asset Sale Agreement under which the Seller agreed to sell the Assets to the Buyer, which included the Dev A++ Assets.

B. The JVSA sets out, inter alia, the Checkerboard Strategy that has been agreed by the parties. At the time of entering into the Asset Sale Agreement, DWE and the Seller intended to apply for a Retention Licence over the Dev A++ Area. Under the terms of the JVSA Deed of Addendum, DWE and the Seller have now agreed that a Retention Licence will be applied for over the P2DA, which incorporates the Dev A++ Area.

C. The parties have entered into this Deed to amend the Asset Sale Agreement to reflect that the Buyer has agreed that it will only acquire a beneficial interest in the Dev A++ Area and there will not be a Retention Licence applied for over the Dev A++ Area. This is intended to facilitate the relevant parties being able to apply for and hold the P2DA RL under and in accordance with the JVSA Deed of Addendum.

Operative provisions

1. Definitions and interpretation

1.1 Definitions

(a) Terms capitalised in this Deed and not defined in clause 1.1(b) have the same meaning as defined in the Asset Sale Agreement.

(b) In this Deed:

Asset Sale Agreement means the 'Asset Sale Agreement – Beetaloo Acreage Acquisition' dated 13 May 2025 between the Seller, Seller Guarantor, Buyer and DWE under which DWE agreed to acquire from the Seller an interest in the Dev A++ Area and the C10 Area.

Deed means this deed of addendum, including the Schedules.

Deed of Addendum – ASA 1

Deed of Addendum – ASA 2 Execution Date means the date of execution of this Deed by all parties. JVSA means the “Joint Venture and Shareholders Agreement” dated 18 September 2022 entered into between the parties, as amended by the: (a) Deed of Amendment and Restatement dated 3 June 2024; (b) Deed of Amendment and Restatement dated 12 May 2025; and (c) JVSA Deed of Addendum. JVSA Deed of Addendum means the document of that name entered into by the parties to the JVSA on or about the date of this Deed. NLC means Northern Land Council (ABN 56 327 515 336). NLC Exploration Agreements means the following agreements originally between Sweetpea Corporation Pty Ltd (ACN 074 750 879), Local Aboriginal Groups and the NLC, each undated: (a) Exploration Agreement in respect of Exploration Permit Application 117; and (b) Exploration Agreement in respect of Exploration Permit Applications 98 and 99 and Exploration Permit 76. P2DA has the meaning given in the JVSA Deed of Addendum. P2DA RL means the Retention Licence granted over the P2DA. P2DA RL Effective Date means the date on which TB2 has applied to the Department for the application for the P2DA RL to be varied under section 57AAB of the Petroleum Act such that the application is for the P2DA RL to be granted to the parties and in the percentage interests set out in Schedule 2, Table 1 of the JVSA Deed of Addendum (unless otherwise agreed by the relevant parties under the JVSA Deed of Addendum), or such other date as the Seller and the Buyer agree in writing. Retention Licence has the meaning given in the JVSA. 1.2 Interpretation In this Deed, unless a contrary intention is expressed: (a) headings and italicised, highlighted or bold type do not affect the interpretation of this Deed; (b) the singular includes the plural and the plural includes the singular; (c) a gender includes all other genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this Deed have a corresponding meaning; (e) a reference to a ‘person’ includes any individual, firm, company, partnership, an unincorporated body or association, trust, corporation or other body corporate and any Government Agency (whether or not having a separate legal personality);

Deed of Addendum – ASA 3 (f) a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2 implies that performance of part of an obligation constitutes performance of the obligation; (g) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Deed and a reference to this Deed includes any clause, annexure, exhibit and schedule; (h) a reference to a document (including this Deed) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to a party to any document includes that party’s successors and permitted assigns; (j) a reference to an agreement other than this Deed includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing; (k) a reference to a document includes any agreement or contract in writing, or any certificate, notice, agreement, instrument or other document of any kind; (l) a provision of this Deed may not be construed adversely to a party solely on the ground that the party (or that party’s representative) was responsible for the preparation of this Deed or the preparation or proposal of that provision; (m) a reference to a body, other than a party to this Deed (including an institute, association or authority), whether statutory or not, which ceases to exist or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions; (n) a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements; (o) the words ‘include’, ‘including’, ‘for example’, ‘such as’ or any form of those words or similar expressions in this Deed do not limit what else is included and must be construed as if they are followed by the words ‘without limitation’, unless there is express wording to the contrary; (p) a reference to a day is to the period of time commencing at midnight and ending 24 hours later; (q) if a period of time is specified and dates from a day or the day of an act, event or circumstance, that period is to be determined exclusive of that day; (r) if an act or event must occur or be performed on or by a specified day and occurs or is performed after 5.00 pm on that day, it is taken to have occurred or been done on the next day; (s) a reference to ‘AU$’, ‘AUD’, ‘$’ or ‘A$’ is a reference to the lawful currency of the Commonwealth of Australia and a reference to ‘US$’ or ‘USD’ is a reference to the lawful currency of the United States of America; and (t) a reference to ‘beneficial interest’ means a party’s (or its Affiliate’s) undivided share (which may be expressed as a percentage) of all of the rights, interests, obligations and liabilities of the parties (and any third parties) derived from the Permits, the

Deed of Addendum – ASA 4 JVSA, the ASA, this Deed, the Existing JOA and/or any New Area JOA (as applicable). 2. Condition Precedent (a) Other than clauses 1, 2, 5.1, 6 and 7 which are effective on and from the Execution Date, this Deed is conditional on the JVSA Deed of Addendum being executed and has no force and effect unless and until the JVSA Deed of Addendum has been executed. (b) If the JVSA Deed of Addendum is not executed by 13 March 2026 (or such later date as Seller and DWE agree in writing), this Deed shall automatically terminate. (c) If this Deed is terminated pursuant to clause 2(b) then, in addition to any other rights, powers or remedies under law: (a) this Deed will be of no further effect and no party will be liable to any other party except that each party retains the rights it has against any other party for any breach of this Deed that occurred or related to the period prior to the date of termination; and (b) each party is released from its obligations to perform under this Deed. 3. Application for Retention Licence over P2DA The parties agree and acknowledge that: (a) notwithstanding anything to the contrary in the Asset Sale Agreement and subject to the relevant parties (including TB1 and TB2) complying with any requirements of the Existing JOA, the JVSA, the JVSA Deed of Addendum and any other relevant agreements or requirements, TB2 is permitted to apply for a Retention Licence over the P2DA and undertake all actions required to progress that Retention Licence to grant; and (b) the Buyer’s interest in the Dev A++ Area it is acquiring under the Asset Sale Agreement will be realigned pursuant to the JVSA Deed of Addendum such that, on grant of the P2DA RL, the interests of DWE and the Buyer in the P2DA RL will be the percentage interests set out in Schedule 2, Table 1 of the JVSA Deed of Addendum (unless otherwise agreed by the relevant parties under the JVSA Deed of Addendum). 4. Conditions Precedent in Asset Sale Agreement 4.1 Dev A++ Conditions (a) The parties agree and acknowledge that: (a) they continue to progress the satisfaction of the Dev A++ Conditions in clauses 4.1(c) (Government Agency Approval), 4.1(h) (Origin consent) and 4.1(j) (Assumed Contracts) of the Asset Sale Agreement, with the Buyer and the Seller acknowledging that the only Assumed Contracts that remain as a condition precedent are the NLC Exploration Agreements; and

Deed of Addendum – ASA 5 (b) the P2DA RL won’t be granted unless and until these Dev A++ Conditions are satisfied or the Buyer and the Seller otherwise agree in writing to waive them. (b) The Buyer agrees and acknowledges that the Dev A++ Condition in clauses 4.1(a) (LPAC Approval), and 4.1(l) (structuring advice) of the Asset Sale Agreement have been satisfied. (c) The Seller agrees and acknowledges that the Dev A++ Condition in clause 4.1(b) (Shareholder Approval) and 4.1(m) (tax structuring advice) of the Asset Sale Agreement have been satisfied. (d) The Buyer and the Seller agree and acknowledge that the Dev A++ Conditions in clauses 4.1(d) (Midstream), 4.1(e) (Amended JVSA) and 4.1(g) (Falcon Consent) of the Asset Sale Agreement have been satisfied. (e) The Buyer and the Seller agree and acknowledge that, with effect from the date of the satisfaction or waiver of the Dev A++ Conditions in clauses 4.1(c) (Government Agency Approval), 4.1(h) (Origin consent) and 4.1(j) (Assumed Contracts) of the Asset Sale Agreement, the Dev A++ Conditions in clauses 4.1(d) (Grant of Dev A++ Retention Licence), 4.1(f) (JOAs), 4.1(g) (Falcon Consent), 4.1(i) (Macquarie security), 4.1(j) (Assumed Contracts) (other than in respect of the NLC Exploration Agreements), 4.1(k) (third party consents) and 4.1(n) (BUG Approvals) of the Asset Sale Agreement are waived. (f) Notwithstanding the waiver of the Dev A++ Conditions in clauses 4.1(j) (Assumed Contracts) (other than in respect of the NLC Exploration Agreements) and 4.1(k) (third party consents) of the Asset Sale Agreement, the Buyer and the Seller agree to continue to use best endeavours to enter into any required Assumption Documents, in respect of the Assumed Contracts, and obtain any third party consents, as soon as practicable following Dev A++ Completion. 4.2 C10 Conditions Following the P2DA RL Effective Date, the Buyer and the Seller agree to use reasonable endeavours, and each procure its affiliates and TB2 use reasonable endeavours, to enter into the C10 JOA so that the Condition in clause 7.2(b) (New Area JOAs) of the Asset Sale Agreement is satisfied as soon as reasonably practicable. 5. Amendments to Asset Sale Agreement 5.1 Amendments from Execution Date With effect on and from the Execution Date, the parties agree that the Asset Sale Agreement shall be amended in the manner set out below: (a) clause 2 (Escrow) of the Asset Sale Agreement is deleted and replaced with ‘Not used’; (b) the definition of ‘Escrow Account’ and ‘Escrow Amount’ are deleted; (c) the C10 End Date shall be amended to be ‘31 December 2027 or such other date as the Buyer and the Seller agree in writing’; (d) the Dev A++ End Date shall be amended to be ‘31 December 2026 or such other date as the Buyer and the Seller agree in writing’; and

Deed of Addendum – ASA 6 (e) a new clause 1.3 is inserted as follows: ‘1.3 Obligations of the Seller The parties agree that: (a) the Dev A++ Assets or the C10 Assets (as applicable) may be held by the Seller or an Affiliate of the Seller; (b) where this agreement imposes an obligation on the Seller in relation to the DevA++ Assets or C10 Assets, that obligation may be satisfied by the performance of that obligation by an Affiliate of the Seller that holds the DevA++ Assets or C10 Assets (as applicable); and (c) a Seller Warranty in relation to the Dev A++ Assets or C10 Assets given by the Seller is deemed to be true and correct and not misleading where that Seller Warranty, if given by an Affiliate of the Seller that holds the DevA++ Assets or C10 Assets (as applicable), would be true and correct and not misleading.’ 5.2 Amendments related to Dev A++ With effect on and from the P2DA RL Effective Date, the parties agree that the Asset Sale Agreement shall be amended in the manner set out below: (a) the definition of ‘Dev A++ Assets’ shall be amended to: ‘Dev A++ Assets means the Dev A++ Sale Interest’; (b) the definition of ‘Dev A++ Completion Date’ shall be amended to: ‘Dev A++ Completion Date means the earlier of the date that is 5 Business Days after the P2DA RL Effective Date and the date that the P2DA RL is granted, or such other date as the parties agree to in writing’; (c) a new definition of ‘Dev A++ Area’ shall be added: ‘Dev A++ Area has the meaning given in the JVSA’; (d) the definition of ‘Dev A++ JOA’ is deleted; (e) the definition of ‘Dev A++ JV’ is deleted; (f) the definition of ‘Dev A++ RL’ is deleted; (g) where the term ‘Dev A++ RL’ is used in the document (other than in respect of clauses that are deleted pursuant to this Deed), it is replaced with the term ‘Dev A++ Area’; (h) the definition of ‘Dev A++ Sale Interest’ shall be amended to: ‘Dev A++ Sale Interest means a 19.38% beneficial interest in the Dev A++ Area and the relevant Petroleum Information’; and (i) clauses 6.2(a)(i) and 6.3(a)(ii) are deleted and replaced with ‘Not used’. 5.3 Amendments related to C10 With effect on and from the P2DA RL Effective Date, the parties agree that the Asset Sale Agreement shall be amended in the manner set out below:

Deed of Addendum – ASA 7 (a) a definition of ‘C10 Conditions’ is added: ‘C10 Conditions means the conditions precedent set out in clause 7.2(a)’; (b) the Condition in clause 7.2(a) (Grant of C10 Retention Licence) is deleted and replaced with: ‘(Origin consent): Origin’s consent having been obtained under the Origin GSA and the Origin Royalty Deed, to the extent required in connection with the transfer of the C10 Sale Interest, to the satisfaction of the Seller and the Buyer, acting reasonably’; (c) a new Condition in clause 7.2(c) is inserted as follows: ‘(NLC consent): the NLC’s consent having been obtained under the NLC Exploration Agreements, to the extent required in connection with transfer of the C10 Sale Interest, to the satisfaction of the Seller and the Buyer, acting reasonably’; (d) the definition of ‘C10 RL’ is deleted; (e) where the term ‘C10 RL’ is used in the document (other than in respect of clauses that are deleted pursuant to this Deed), it is replaced with the term ‘C10 Area’; (f) the definition of ‘C10 Sale Interest’ shall be amended to: ‘C10 Sale Interest means a 9.67% beneficial interest in the C10 Area and a corresponding 9.67% interest in the C10 JOA and the relevant Petroleum Information.’; (g) clause 7.4(a)(i) is deleted and replaced with ‘Not used’; and (h) clause 7.4(a)(ii) is deleted and replaced with ‘Not used’. 5.4 Other amendments to the Asset Sale Agreement (a) The parties agree and acknowledge that the ‘Tag along rights’ set out in clause 8 of the Asset Sale Agreement have been replaced with the ‘Tag along rights’ applying in respect of the P2DA and the P2DA RL in the JVSA Deed of Addendum. (b) With effect on and from the P2DA RL Effective Date, the parties agree that the Asset Sale Agreement shall be amended in the manner set out below: (a) in the ‘Background’ section, Background items B(b) and B(c) are deleted; (b) given the acknowledgment in clause 5.4(a), clause 8 is deleted and replaced with ‘Not used’; (c) the definitions of ‘Assumed Obligations’ and ‘Retained Obligations’ are deleted and clause 6.5 is deleted; (d) the definition of ‘Petroleum Information’ is deleted and replaced with: ‘Petroleum Information’ means all information available in respect of the Dev A++ Area and the C10 Area in the possession or control of the Seller or its Affiliates, howsoever held or stored.’; (e) the definition of ‘Transfer Documents’ is deleted; (f) the Seller Warranties in items 6(a) and 6(b) are deleted and replaced with ‘Not used’; and

Deed of Addendum – ASA 8 (g) clauses 7.1(a), (b), (c), (e), (g) and (h) are deleted and replaced with ‘Not used’. (c) With effect on and from the Execution Date, the parties agree that the Asset Sale Agreement shall be amended in the manner set out below: (a) In clause 15.1, the references to ‘Western Australia’ are replaced with ‘New South Wales’. 6. Addendum to Asset Sale Agreement (a) With effect on and from the Execution Date, the parties agree that this Deed applies as an addendum to the Asset Sale Agreement and validly vary the Asset Sale Agreement in accordance with its terms. (b) With effect on and from the Execution Date, this Deed must be read in conjunction with and as forming part of the Asset Sale Agreement and the variation of the Asset Sale Agreement contemplated by this Deed does not: (a) affect the validity or enforceability of the Asset Sale Agreement; (b) prejudice or adversely affect any right, power, authority, discretion or remedy arising under or in connection with the Asset Sale Agreement before the Execution Date; or (c) discharge, release or otherwise affect any liability or obligation arising under or in connection with the Asset Sale Agreement before the Execution Date. (c) Each party agrees and acknowledges that it remains bound by the Asset Sale Agreement, as varied by this Deed. (d) Where there is any conflict or inconsistency between the terms of this Deed and the Asset Sale Agreement, this Deed will prevail to the extent of the conflict or inconsistency. 7. General 7.1 Further assurances Except as expressly provided in this Deed, each party must, at its own expense, at the request of each other party, do everything reasonably necessary to give full effect to this Deed and the transactions contemplated by it, including the execution and registration of documents. 7.2 Entire agreement This Deed constitutes the entire agreement between the parties in respect of the subject matter of this Deed and supersedes all prior negotiations, understandings and agreements with respect to its subject matter. 7.3 Variation No modification, amendment, consent to any departure from a provision of, or other variation of this Deed will be valid or binding unless made in writing and duly executed or signed by or on behalf all parties.

Deed of Addendum – ASA 9 7.4 Construction No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this Deed or any part of it. 7.5 Waiver (a) Unless otherwise provided in this Deed, no waiver or relaxation partly or wholly of any of the terms and conditions of this Deed will be valid or binding on a party unless in writing and duly executed or signed by or on behalf of that party. (b) Any such waiver or relaxation will apply (unless agreed otherwise and duly executed or signed by or on behalf of that party so waiving or relaxing such terms and conditions) to the particular occasion in question and will not be continuing and will not constitute a waiver or relaxation of any other term or condition of this Deed. 7.6 Severability If any provision of this Deed is void, voidable by any party, unenforceable or illegal in any jurisdiction then: (a) it will be read down so as to be valid and enforceable; or (b) if it cannot be so read down, the provision (or where possible the offending words) will be severed from this Deed without affecting the validity, legality or enforceability of the remaining provisions (or parts of those provisions) of this Deed, which will continue in full force and effect unless the commercial effect of this Deed would be materially different as a result of the severance. 7.7 Legal costs Each party will pay its legal costs and expenses associated with the negotiation, preparation and execution of this Deed. 7.8 Counterparts (a) This Deed may be executed in any number of counterparts, all of which taken together constitute one and the same document. This Deed is binding on a party on the exchange (including by email) with any other party of a counterpart executed by that party. (b) Any signature page of a counterpart may be detached without impairing the legal effect of the signature on that document and attached to another counterpart identical in form but having attached to it one or more additional signature pages signed by any other party. 7.9 Governing law This Deed is governed by and construed in accordance with the laws of the State of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales and the Commonwealth of Australia. 7.10 Delivery as a deed Each party by signing or executing this Deed is deemed to unconditionally sign, seal and deliver this deed as a Deed, with the intention of being immediately legally bound.

Deed of Addendum – ASA 10 Executed and delivered as a deed on __20____ March 2026. Executed by Tamboran (West) Pty Limited (ACN 661 967 077) pursuant ) ) to Section 127(1) of the Corporations ) Act 2001 (Cth): ) /s/ Eric Dyer /s/ Patrick Elliott ______________________________ _______________________________ Signature of Director Signature of Director/Secretary Eric Dyer Patrick Elliott ______________________________ _______________________________ Name of Director (print) Name of Director/Secretary (print) Signed, sealed and delivered by: Tamboran Resources Corporation (ARBN 672 879 024) by its Authorised Officer: /s/ Todd Abbott Todd Abbott ________________________ ________________________ Signature of Authorised Officer Name of Authorised Officer Executed by Elliott Energy I Ptd Ltd (ACN 687 090 571) pursuant to Section 127(1) of the Corporations Act 2001 (Cth): ) ) ) /s/ Stephanie Reed /s/ Blake London ______________________________ ______________________________ Signature of Director Signature of Director/Secretary Stephanie Reed Blake London ______________________________ ______________________________ Name of Director (print) Name of Director/Secretary (print) Seal

Deed of Addendum – ASA 11 Signed, sealed and delivered by: Daly Waters Energy, LP a Delaware Limited Partnership by its General Partner Spraberry Interests, LLC (a Delaware LLC) by its authorised signatory: /s/ Stephanie Reed Stephanie Reed ________________________ __________________________ Signature of authorised signatory Name of authorised signatory In the presence of: /s/ Blake London Blake London ________________________ __________________________ Witness Witness name (print) Seal